SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Soliciting Material Under Rule 14a-12
☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials

Nexity Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEXITY FINANCIAL CORPORATION

3500 Blue Lake Drive, Suite 330

Birmingham, Alabama 35243

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of Nexity Financial Corporation will be held on Thursday, April 20, 2006 at 8:30 A.M. local time, at 3500 Blue Lake Drive, First Floor Conference Room, Birmingham, Alabama 35243, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

1.	To elect three persons as Directors;

2.	To ratify the selection of Mauldin & Jenkins Certified Public Accountants, LLP as independent public accountants for the Corporation for the year ending December 31, 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those holders of common stock of record at the close of business on February 28, 2006, shall be entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares held, shall be open for examination by any stockholder at the principal office of the Corporation for any purpose germane to the meeting. Such list will be available at least 10 days prior to the meeting.

A copy of the Corporation’s 2005 Annual Report on Form 10-K is enclosed with this Proxy Statement.

By Order of the Board of Directors

GREG L. LEE
Chairman of the Board
and Chief Executive Officer

Birmingham, Alabama

March 23, 2006

WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. YOUR PROXY CAN BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PROXY STATEMENT

NEXITY FINANCIAL CORPORATION

3500 Blue Lake Drive, Suite 330

Birmingham, Alabama 35243

GENERAL INFORMATION

This Proxy Statement and the enclosed proxy materials relate to the Annual Meeting of Stockholders of Nexity Financial Corporation (the “Corporation” or “NXTY”) for use at the meeting to be held on Thursday, April 20, 2006 at 8:30 A.M. local time, at 3500 Blue Lake Drive, First Floor Conference Room, Birmingham, Alabama 35243, and at any adjournment(s) thereof. These proxy materials are being furnished by the Corporation in connection with a solicitation of proxies by the Corporation’s Board of Directors (the “Board”) and are being mailed on or about March 23, 2006.

Who May Vote at the Annual Meeting

These proxy materials are provided to holders of the Corporation’s common stock who were holders of record on February 28, 2006 (the “Record Date”). Only the Corporation’s common stockholders of record on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, 8,711,175 shares of the Corporation’s common stock were outstanding.

Voting and Proxy Procedures

Each share of the Corporation’s common stock outstanding on the Record Date will be entitled to one vote at the Annual Meeting. Proxy cards are enclosed to facilitate voting. The shares represented by the accompanying proxy will be voted if the proxy is properly executed and received by the Corporation prior to the time of the meeting.

If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the meeting or by completing, signing, dating and mailing the enclosed proxy card in the envelope provided.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

All proxies delivered pursuant to this solicitation are revocable at any time prior to the exercise thereof at the option of the persons executing them by executing a subsequently dated proxy, or by written notice delivered to the Secretary of the Corporation prior to the time a vote is taken or by attendance at the meeting and giving notice at the meeting either to the Secretary or the inspectors of the revocation of the proxy. Unless revoked, properly executed proxies will be voted in accordance with the instructions contained therein. Proxies, which contain no instructions, will be voted “FOR” the proposals and on any other matter to come before the meeting (which is not now anticipated) in the discretion of the proxy holders.

You may abstain or withhold your vote (collectively, “abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since the election of directors is determined by the votes cast at the Annual Meeting, abstentions will not affect such election.

Generally, a broker is entitled to vote shares held in “street name” on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in “street name” on certain non-routine matters absent instructions from the beneficial owner of such shares (a

“broker nonvote”). If a broker votes on any proposal submitted for shareholder approval, even if the broker may not vote on all proposals, then all shares so voted will be counted as present for purposes of determining the existence of a quorum and the broker nonvotes, if any, will be treated as having not voted in favor of the relevant proposal. Generally, there will be no “broker nonvotes” in the election of directors because the election of directors is a matter for which a broker may exercise its discretion.

Presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Meeting or any adjournment thereof.

The Corporation does not intend to present any matters for action other than those listed in the Notice of Annual Meeting and has not been informed that any persons intend to present any other matters for action at the meeting. However, if any other matters are properly brought before the meeting, the persons designated as proxies will vote in accordance with their discretion on such matters.

The entire cost of this solicitation will be borne by the Corporation. The Corporation, through its directors, officers, and regular employees, may solicit proxies personally or by telephone, in addition to solicitation by mail, but without additional compensation for such solicitation. The Corporation may request brokers and others to send the Proxy Statement and the proxy material to the beneficial owners of the shares and may reimburse them for their reasonable expense in doing so.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

At the close of business on February 28, 2006, the record date, the Corporation had 50,000,000 shares of common stock authorized, $0.01 par value per share, of which 8,711,175 shares were issued and outstanding, and 1,881,857 shares were subject to options of which 1,798,453 were exercisable within sixty days. The Corporation’s common stock is the only class of stock outstanding and each share is entitled to one vote. Only the holders of record of common stock of the Corporation at the close of business on February 28, 2006, are entitled to notice of and vote on the matters to come before the Annual Meeting of Stockholders or any adjournment thereof.

To the knowledge of the management of the Corporation, as of February 28, 2006, no stockholder owned beneficially more than five percent (5%) of the Corporation’s outstanding common stock. As of February 28, 2006, the Board of Directors and Executive Officers of the Corporation as a group beneficially owned 2,383,318 shares (22.68%), directly and indirectly, of the Corporation’s issued and outstanding common stock and stock options exercisable within sixty days.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders who wish to have proposals included in the Corporation’s proxy statement and form of proxy for the 2007 annual meeting must submit those proposals in writing to the Corporation no later than November 23, 2006. Proposals must comply with SEC Rule 14a-8.

The Corporation’s bylaws also contain two provisions relating to the conduct of stockholders meetings and the submission of stockholder proposals.

The first provision requires that certain procedures be followed by a stockholder of record who wishes to present business at the annual meeting of stockholders. In order to nominate persons for the board of directors or present other business at a meeting, a stockholder must provide written notice thereof to the secretary of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting or the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

As it relates to director nominations, the written notice must state all information as to each nominee required to be disclosed in solicitations of proxies for election of directors under Securities and Exchange Commission regulations, including the written consent of each such nominee. As for any other business that the stockholder proposes to bring before the meeting, the written notice must contain a brief description of the business, the reasons for conducting the business at the meeting and any material interest in such business of such stockholder.

The notice must also contain the name and address of such stockholder and the class and number of shares of the Corporation owned beneficially and of record, as well as the same information for each beneficial owner who may be nominated for director.

The board of directors is not required to nominate a person designated by a stockholder in a written notice; however, compliance with this procedure would permit a stockholder to nominate the individual at the stockholders’ meeting, and any stockholder may vote shares in person or by proxy for any individual such stockholder desires. The procedures relating to nominating directors and presenting other business at a stockholders’ meeting may only be used by a stockholder who is a stockholder of record at the time of the giving of the notice by the stockholder to the Secretary of the Corporation.

The second provision of the Corporation’s bylaws relates to the conduct of the business at a stockholders’ meeting. Under that provision, the board of directors of the Corporation has the authority to adopt rules for the conduct of meetings, and, unless inconsistent with any such rules, the Chairman of the meeting may prescribe such rules, regulations and procedures as, in his judgment, are appropriate for the proper conduct of the meeting.

ELECTION OF DIRECTORS

The Certificate of Incorporation (“Certificate”) and By-Laws of the Corporation provide that the Board of Directors shall consist of a maximum of twelve (12) persons. The Board currently consists of nine directors. The Certificate and By-Laws also provide that the terms of the Board of Directors be staggered so that approximately one-third of the directors are elected each year to three-year terms. In the election of each director, each stockholder shall be entitled to one vote for each share of stock owned by him or her and directors will be elected by a plurality of votes cast.

The Board of Directors of the Corporation have proposed that the number of directors to be elected in 2006 to serve a three-year term be fixed at three and that the three nominees set out in the following section be elected for the terms indicated. All the nominees are presently serving as directors of the Corporation.

John W. Collins, Director and Chairman of the Compensation Committee advised the Corporation that he would not stand for re-election to the Board when his current term as a director expires at the 2006 Annual Meeting of Shareholders of the Corporation. The resignation of Mr. Collins was not due to any disagreement with the Corporation.

It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the persons named in the proxy either to vote for such other person or persons for director as may be nominated by the Board of Directors, or to reduce the number of directors to be elected at the meeting by the number of such persons unable or unwilling to serve.

The Corporation recommends that you vote in favor of all the nominees named below for election to the Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS

Term Expiring at the 2006 Annual Meeting

R. Bradford Burnette, 66, retired, served as the Chairman of the Board, President and Chief Executive Officer of PAB Bankshares, Inc., Valdosta, Georgia from 1982 to 2001. Mr. Burnette continues to serve as a director of PAB Bankshares, Inc. (which is a reporting company with the SEC) and has been affiliated with Park Avenue Bank since 1968. Mr. Burnette has over 38 years of experience in commercial bank management. He also serves as a director of the Federal Home Loan Bank of Atlanta, Atlanta, Georgia. Mr. Burnette was first elected a director of the Corporation in July 2002.

Greg L. Lee, 46, has served as Chairman of the Board and Chief Executive Officer of the Corporation and Nexity Bank since March 1999. Mr. Lee was first elected a director of the Corporation in March 1999.

Tommy E. Looper, 58, is a retired banker and a banking consultant based in Myrtle Beach, South Carolina. From 1970 to 1982, he served as a bank examiner and later as the Chief Assistant to the Commissioner of Banking of the South Carolina State Board of Financial Institutions. He served as Executive Vice President and Chief Financial Officer and as a director of The Anchor Bank and Anchor Financial Corporation from 1982 until its merger with Carolina First Bank and The South Financial Group in 2000. He remained with Carolina First Bank until his retirement in 2002. Mr. Looper was first elected as a director of the Corporation in 2005.

DIRECTORS CONTINUING IN OFFICE

Term Expiring at the 2007 Annual Meeting

David E. Long, 43, has served as President of Nexity Financial Corporation and Nexity Bank since March 1999. Mr. Long was first elected a director of the Corporation in March 1999.

Denise N. Slupe, 41, owns DNS Consulting, Birmingham, Alabama (which provides investment portfolio consulting services) and manages her personal investments. She served as Vice President of The Bankers’ Bank, Atlanta, Georgia, providing asset/liability management and investment portfolio management services to correspondent banks from 1993 to 1999. Ms. Slupe was first elected a director of the Corporation in March 1999.

DIRECTORS CONTINUING IN OFFICE

Term Expiring at the 2008 Annual Meeting

Randy K. Dolyniuk, 52, has served as Founder, Chairman and Chief Executive Officer of Coastal South Bancshares, Inc. and its wholly owned subsidiary, CoastalStates Bank, Hilton Head Island, South Carolina since September 2003. Mr. Dolyniuk was the Market President for the South Coast Region of Carolina First Bank, Greenville, South Carolina from 1991 to 2003. He has over 28 years experience in commercial lending and community bank management. Mr. Dolyniuk was first elected a director of the Corporation in March 1999.

John J. Moran, 44, has served as Executive Vice President and Chief Financial Officer of Nexity Financial Corporation and Nexity Bank since October 1999. Mr. Moran was first elected a director of the Corporation in March 1999.

William L. Thornton, III, 47, is the Chief Executive Officer of Thornton Homes Inc. and Thornton Construction Company, Inc., Birmingham, Alabama. He has been in the real estate development and home building business for 24 years. Mr. Thornton was first elected a director of the Corporation in November 2002.

CORPORATE GOVERNANCE

Our Board of Directors. We are governed by a board of directors and various committees of the board that meet through the year. Directors discharge their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the chairman and chief executive officer and other officers.

Committees of the Board. Our board of directors has four standing committees: the Executive Committee, the Nominating Committee, the Audit Committee, and the Compensation Committee. The Audit Committee Charter and the Nominating Committee Charter are available on the Corporation’s website at www.nexitybank.com under the Investor Relations tab and the Audit Committee Charter is also included at Appendix A to this proxy statement.

Code of Ethics. We have adopted a Code of Ethics, referred to as the Code, which applies to all of our directors, officers and employees. We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including: the ethical handling of conflicts of interest; full, fair and accurate disclosure in filings and other public communications made by us; compliance with applicable laws; prompt internal reporting of violations of the Code; and accountability for adherence to the Code. The Code of Ethics is available on the Corporation’s website at www.nexitybank.com under the Investor Relations tab.

Director Independence. A majority of our board of directors consisted of “independent directors” in 2005 as defined under Nasdaq Marketplace Rule 4200(a)(15) and SEC Rule 10A-3(b)(1). These directors were R. Bradford Burnette, John W. Collins, Randy K. Dolyniuk, Tommy E. Looper and William L. Thornton, III. Denise N. Slupe does not currently qualify as an independent director under Nasdaq Marketplace Rule 4200(a)(15) and SEC Rule 10A-3(b)(1) because she received compensation income from the Corporation in 2004 in excess of $60,000. Ms. Slupe no longer performs consulting services for the Corporation.

Nasdaq rules require that a majority of the board of directors of a corporation whose common stock is listed on Nasdaq qualify as independent. Since Mr. Collins did not stand for re-election to the Board in 2006, the Nominating Committee is in search of an independent director to replace Mr. Collins to maintain a majority of independent directors. In addition, Nasdaq rules require that the audit, compensation and nominating committees of the board consist of at least three members, all of whom are independent under Nasdaq rules.

Stockholder Communications. Stockholders may communicate with the Board of Directors, including non-management directors, by addressing their letter to the board member or members, c/o Corporate Secretary, Nexity Financial Corporation, 3500 Blue Lake Drive, Suite 330, Birmingham, AL 35243. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the Board or any specific director or group of directors to whom the correspondence is directed.

Stockholder Nominations. The nominating committee does not have a formal policy respecting consideration of director candidates recommended by stockholders. In accordance with its charter, the committee evaluates candidates for directorships and the committee will consider candidates recommended by stockholders. Any stockholder wishing to recommend a candidate should submit such recommendation in writing to the Corporation. The committee believes directors, whether recommended by stockholders or by the committee, should have a sufficient background in banking or business so as to bring a suitable level of experience to the board, such person should not have a background that would present issues for the Corporation’s regulators, and such person should be compatible with current directors so that the board functions efficiently, but with proper oversight required by a board. The committee believes the foregoing applies equally to candidates not recommended by stockholders.

Meeting of the Board of Directors. The Board of Directors of the Corporation, which met twelve times in 2005, has standing Executive, Nominating, Audit, and Compensation Committees. All directors attended at least 75% of the Board of Directors and Committee meetings of the Corporation during 2005. The Corporation encourages, but does not require, its board members to attend its annual meeting of stockholders. In 2005, all directors attended the annual meeting.

DESCRIPTION OF THE BOARD COMMITTEES

The Executive Committee met twelve times during 2005, and consisted of David E. Long, Chairperson, Randy K. Dolyniuk, Greg L. Lee, John J. Moran, and Denise N. Slupe. The Executive Committee is responsible for corporate planning and strategic issues.

The Nominating Committee met two times during 2005, and consisted of William L. Thornton, III, Chairperson, R. Bradford Burnette, and Randy K. Dolyniuk. The charter for the Nominating Committee provides that the Nominating Committee has the responsibility to establish criteria for the selection of new directors, identify and recommend individuals qualified to serve as directors, evaluate candidates for directors by conducting necessary inquiries for independence and conflicts of interest, provide guidance as to composition and structure of committees, review compensation of non-employee directors, and annually evaluate the Board of Directors and its committees. The Nominating Committee has the ability to hire such outside advisors, including legal counsel and other experts as it deems appropriate. The Board of Directors has determined that all members of the Corporation’s Nominating Committee are independent, as contemplated in the listing standards of the Nasdaq Stock Market.

The Audit Committee met nine times during 2005, and consisted of R. Bradford Burnette, Chairperson, Randy K. Dolyniuk, Tommy E. Looper, and William L. Thornton, III. The Board of Directors has determined that all members of the Corporation’s Audit Committee are independent, as contemplated in the listing standards of the Nasdaq Stock Market. The board believes that all of the Audit Committee members have the financial knowledge, business experience and independent judgment necessary for service on the Audit Committee. The Audit Committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed.

The board of directors has adopted a written charter for the Audit Committee. The charter provides, among other things, that the Audit Committee has responsibility for the appointment, retention, and termination of the independent public accountants and the independent public accountants will report directly to the Audit Committee. The Committee will review with the independent public accountants the plan for and results of the audit engagement, maintain direct reporting responsibility and regular communication with the Corporation’s internal audit staff, review the scope and results of the internal audit procedures of the Corporation and our subsidiaries, pre-approve the services to be performed by the independent public accountants, review the degree of independence of the independent public accountants, consider the range of audit and non-audit fees, and review the adequacy of the Corporation’s system of internal accounting controls. The Committee will also review the financial statements contained in the annual and quarterly reports to stockholders with management and the independent public accountants to determine that the independent public accountants are satisfied with the disclosure and content of the financial statements to be presented to the stockholders.

The Compensation Committee met two times during 2005, and consisted of John W. Collins, Chairperson, R. Bradford Burnette, Randy K. Dolyniuk, and William L. Thornton, III. The Board of Directors has determined that all members of the Corporation’s Compensation Committee are independent, as contemplated in the listing standards of the Nasdaq Stock Market. This committee has authority to determine the compensation of our executive officers and employees and administers our benefit and incentive plans. This committee also has the power to interpret the provisions of our benefit plans.

Director Compensation. Each director, including executive officers that are directors, receives an annual retainer fee of $12,000 and stock options. The options are issued pursuant to our Incentive Stock Compensation Plan and are valued at fair market value at the time of grant and are immediately vested. During 2005, each director was granted 1,250 stock options at an exercise price of $14.00 and 1,000 stock options at an exercise price of $13.50. Directors received $1,500 per regular or special board meeting attended during 2005. The Chairman of the Board received $2,000 per regular or special board meeting of Nexity Financial Corporation attended during 2005. The Chairman of the Audit Committee received $1,500 for each Audit Committee meeting attended and other committee members received $500 for each committee meeting attended.

AUDIT COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Board’s Audit Committee is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls. The Audit Committee is composed of four Directors, each of whom is independent as defined by the NASDAQ’s listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Corporation’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this regard, the Committee meets separately from time to time with management, the head of Internal Audit and the Corporation’s outside independent auditors. The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the Committee approves, subject to shareholder ratification, the appointment of the Corporation’s outside independent auditors, and pre-approves all audit and non-audit services to be performed by the auditor.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants and reviewed and discussed the December 31, 2005 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent accountants the firm’s independence. In particular, the Audit Committee considered whether the provision of the services set forth below under “Audit Fees” is compatible with maintaining the independence of the auditors and determined that no independence issues arose as a result of such services.

Based upon the Audit Committee’s discussions with management and the independent accountants, and its review of the representations of management and the independent accountants, the Audit Committee recommended to the Board that these December 31, 2005 consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

All members of the Audit Committee concur in this report.

R. Bradford Burnette, Chairperson	Randy K. Dolyniuk
Tommy E. Looper	WilliamL. Thornton, III

AUDIT FEES

The following table presents fees paid to Ernst & Young LLP for professional audit services associated with the audit of the Corporation’s annual financial statements for the years ended December 31, 2005 and 2004 and fees billed for other services provided by Ernst & Young LLP in 2005 and 2004. The Audit Committee has considered whether the provision of these services is compatible with maintaining Ernst & Young LLP’s independence.

	2005	2004
Audit Fees (1)	$571,050	$153,000
Tax Fees (2)	40,050	32,659
All Other Fees (3)	51,500	83,657

	$662,600	$269,316

(1) Audit Fees consist of the following:
Audit of consolidated financial statements and quarterly reviews and audit of internal controls over financial reporting	$183,550	$153,000
Review of registration statements	387,500	0

(2) Tax Fees consist of the following:
Tax compliance	$40,050	$31,809
Tax consulting	0	850

(3) All Other Fees consist of the following:
Information systems reviews	$51,500	$62,657
Controls reviews	0	21,000

OTHER AUDIT COMMITTEE MATTERS

Audit Committee Financial Expert

The Board of Directors has determined that R. Bradford Burnette and Tommy E. Looper meet the criteria specified under applicable SEC regulations for “audit committee financial experts” as defined in Item 401(h)(2) of the SEC’s Regulation S-K. Both Mr. Burnette and Mr. Looper are “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 and as required under the listing standards of the Nasdaq Stock Market.

Audit Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached as Appendix A to this Proxy Statement, and is included on the Company’s website, www.nexitybank.com, under the Investor Relations tab.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring that all services from the outside independent auditors must be pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

As of February 28, 2006 no stockholder known by us owns beneficially more than 5% of our common stock.

The following table sets forth information regarding the shares of Nexity Financial common stock beneficially owned by (i) each of our directors, (ii) the executive officers named in the Summary Compensation Table, and (iii) all of our directors and executive officers as a group. Shares indicated as being issuable under our stock option plan are subject to options that are currently vested or that will vest within 60 days. Except as noted below, each holder has sole voting and investment power with respect to shares listed as owned by such person or entity.

	Number of Shares Beneficially Owned		Percentage of Outstanding Shares of Common Stock (1)
Directors
R. Bradford Burnette *	23,500	(2)	0.22%
John W. Collins **	41,084	(3)	0.39%
Randy K. Dolyniuk	344,756	(4)	3.28%
Greg L. Lee *	467,545	(5)	4.45%
David E. Long	426,939	(6)	4.06%
Tommy E. Looper *	21,000	(7)	0.20%
John J. Moran	440,292	(8)	4.19%
Denise N. Slupe	344,021	(9)	3.27%
William L. Thornton, III	127,250	(10)	1.21%

Executive officers who are not directors
Cindy W. Russo	40,056	(11)	0.38%
Kenneth T. Vassey	106,875	(12)	1.02%
All directors and executive officers	2,383,318		22.68%
as a group (11 persons)

(*)	Nominee for election.

(**)	Mr. Collins is not standing for re-election.

(1)	The calculation is based on 8,711,175 shares of outstanding common stock and 1,798,453 shares of common stock that can be acquired within 60 days upon the exercise of stock options.

(2)	This includes 11,000 shares of common stock issuable to Mr. Burnette under the Corporation’s stock option plan.

(3)	This includes 31,608 shares of common stock issuable to Mr. Collins under the Corporation’s stock option plan.

(4)	This includes 219,108 shares of common stock issuable to Mr. Dolyniuk under the Corporation’s stock option plan.

(5)	This includes 344,108 shares of common stock issuable to Mr. Lee under the Corporation’s stock option plan.

(6)	This includes 314,942 shares of common stock issuable to Mr. Long under the Corporation’s stock option plan.

(7)	This includes 1,000 shares of common stock issuable to Mr. Looper under the Corporation’s stock option plan.

(8)	This includes 314,942 shares of common stock issuable to Mr. Moran under the Corporation’s stock option plan and 10,000 shares that Mr. Moran holds as custodian for the benefit of his children.

(9)	This includes 219,108 shares of common stock issuable to Mrs. Slupe under the Corporation’s stock option plan.

(10)	This includes 11,000 shares of common stock issuable to Mr. Thornton under the Corporation’s stock option plan and 6,250 shares that Mr. Thornton holds as trustee for the benefit of his child.

(11)	This includes 37,500 shares of common stock issuable to Mrs. Russo under the Corporation’s stock option plan.

(12)	This includes 103,750 shares of common stock issuable to Mr. Vassey under the Corporation’s stock option plan and 625 shares that Mr. Vassey holds as trustee for the benefit of his child.

TOTAL SHAREHOLDER RETURN

The following graph sets forth the performance of NXTY’s common stock for the period beginning September 21, 2005 and ended December 31, 2005 as compared to the Russell 2000 Index, and the SNL Nasdaq Bank Index. The graph assumes $100 originally invested on September 21, 2005 and that all subsequent dividends were reinvested in additional shares.

	9/21/05	9/30/05	10/31/05	11/30/05	12/31/05
Nexity Financial Corporation	100.00	100.00	79.02	85.85	82.46
Russell 2000 Index	100.00	102.81	99.62	104.45	103.97
SNL Nasdaq Bank Index	100.00	101.08	103.41	106.11	103.06

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid by us during the fiscal year ended December 31, 2005 and 2004 to our CEO and to each of the four most highly compensated executive officers other than the CEO who were executive officers at December 31, 2005 for services rendered in all capacities to us and our subsidiaries.

Summary Compensation Table

Name and Principal Position	Annual Compensation					Other Annual Compensation(1)		Long-Term Compensation			All Other Compensation
								Awards		Payouts
	Year	Salary		Bonus				Restricted Stock Awards	Securities Underlying Options (#)	LTIP Payouts
Greg L. Lee Chairman of the Board and Chief Executive Officer	2005 2004	$ $	312,000 288,750	$ $	325,000 295,000	$ $	— —		9,750 2,500		$ $	101,808 96,994	(2)

David E. Long	2005		$224,000		$215,000		$—		7,250			$79,430	(3)
President	2004		$209,200		$195,000		$—		2,500			$76,773

John J. Moran Executive Vice President and Chief Financial Officer	2005 2004	$ $	224,000 209,200	$ $	215,000 195,000	$ $	— —		7,250 2,500		$ $	81,983 79,127	(4)

Kenneth T. Vassey Executive Vice President and Senior Lending Officer	2005 2004	$ $	180,000 173,250	$ $	191,598 137,293	$ $	— —		2,500 0		$ $	16,334 16,497	(5)

Cindy W. Russo Executive Vice President —Operations	2005 2004	$ $	151,650 141,750	$ $	55,000 45,000	$ $	— —		2,500 0		$ $	15,655 14,541	(6)

(1)	Certain amounts may have been expended by Nexity Financial Corporation that may have had value as a personal benefit to the executive officer. However, the total value of such benefit did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(2)	This is comprised of (1) $12,600 contributed to its 401(k) plan of behalf of Mr. Lee as matching contributions and profit sharing, all of which was vested, (2) $17,989 in premiums paid on behalf of Mr. Lee with respect to insurance not generally available to all of our employees, (3) $21,719 in connection with our Salary Continuation Plan, and (4) $49,500 in director fees.

(3)	This is comprised of (1) $12,600 contributed to its 401(k) plan of behalf of Mr. Long as matching contributions and profit sharing, all of which was vested, (2) $12,311 in premiums paid on behalf of Mr. Long with respect to insurance not generally available to all of our employees, (3) $12,019 in connection with our Salary Continuation Plan, and (4) $42,500 in director fees.

(4)	This is comprised of (1) $12,600 contributed to its 401(k) plan of behalf of Mr. Moran as matching contributions and profit sharing, all of which was vested, (2) $12,862 in premiums paid on behalf of Mr. Moran with respect to insurance not generally available to all of our employees, (3) $13,021 in connection with our Salary Continuation Plan, and (4) $43,500 in director fees.

(5)	This is comprised of (1) $12,136 contributed to its 401(k) plan of behalf of Mr. Vassey as matching contributions and profit sharing, all of which was vested, and (2) $4,197 in premiums paid on behalf of Mr. Vassey with respect to insurance not generally available to all of our employees.

(6)	This is comprised of (1) $10,842 contributed to its 401(k) plan of behalf of Ms. Russo as matching contributions and profit sharing, all of which was vested, and (2) $4,813 in premiums paid on behalf of Ms. Russo with respect to insurance not generally available to all of our employees.

Employment Agreements

On December 13, 2000, we entered into continuously automatic-renewing three-year employment agreements with each of Greg L. Lee, Chairman of the Board and Chief Executive Officer, David E. Long, President, and John J. Moran, Executive Vice President and Chief Financial Officer. These agreements have a continuous three-year term unless any of the parties to the agreements gives notice of intent not to renew the agreement. The agreements specify that in certain defined “Terminating Events,” we will be obligated to pay each of the three senior executives a certain amount which is based on their annual salaries and bonuses. These Terminating Events include disability, change of control and voluntary and involuntary termination and other events. Messrs. Lee, Long and Moran are eligible to participate in all of our incentive and stock plans that are available to executive officers including Executive Bonus Plans and Director and Employee Stock Option Plans as described in the Stock Option Plan summary. Non-compete provisions are included in the agreements during the payment period of the contracts.

Each agreement provides that in the event of involuntary termination of either of the senior executive’s employment (other than for cause, disability or retirement, (as defined), or voluntary termination for any reason, the executive will receive severance less applicable taxes and other deductions, a lump sum equal to 1.5 times the executive’s then current base salary paid at the time of termination plus the benefits provided for 18 months. For purposes of determining compensation that is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination.

It is the intention of the parties that the severance payments and other compensation provided are reasonable compensation for the executive’s services to us and shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and any regulations. To the extent the payments cause a “parachute payment” as defined in Section 280G(b)(2) of the Code, we shall indemnify the executive and hold him harmless against all claims, losses, damages, penalties, expenses, and excise taxes relating thereto. To effect this indemnification, we shall pay the executive an additional amount that is sufficient to pay any excise tax imposed by Section 4999 of the Code on the payments and benefits to which the executive is entitled without the additional amount plus any penalties or interest imposed by the Internal Revenue Service in regard to such amounts, plus another additional amount sufficient to pay all the excise and income taxes on the additional payments.

We have the right to terminate each executive’s employment at any time during the Term (i) for Cause, (ii) if the executive becomes Disabled, (iii) upon the executive’s death, or (iv) without Cause.

Salary Continuation Agreements and Split Dollar Agreements

In 2004, Nexity Bank and Greg L. Lee, Chairman and CEO, David E. Long, President, and John J. Moran, Executive Vice President and Chief Financial Officer entered into Salary Continuation Agreements (“SERPs”) and Split Dollar Agreements. The purpose of these agreements is to provide Messrs. Lee, Long and Moran additional retirement benefits. We have purchased single premium bank owned life insurance policies (“BOLI policies”) on the lives of Messrs. Lee, Long and Moran and intend to use income from the BOLI policies to offset benefit expenses. The SERPs provide salary continuation benefits after the participants reach normal retirement age and continue for 15 years. The SERPs may also provide benefits in the event of termination of employment (actual or constructive), death or disability, depending on the timing of, and other circumstances related to, the occurrence of the event while employed by us. The executives generally vest in the benefits over a ten-year period as defined by the SERPs. As stated previously we purchased life insurance policies on these executives in order to assist with the funding of the payments required by the SERPs. For the year ended December 31, 2005, $61,644 was charged to operations related to these SERPs and Split Dollar Agreements. If any benefits payable under the SERPs are considered excess parachute payments, we are obligated to make an additional tax gross-up payment to the participants.

Additional Employment Agreements

We have also entered into a continuously automatic-renewing two-year employment agreement with one senior executive, Kenneth T. Vassey, Senior Lending Officer. The agreement will have a continuous two-year term unless any of the parties to the agreement gives notice of intent not to renew the agreement. The agreement specifies that in the event of an involuntary termination other than for cause, as defined in the agreement, we will be obligated to pay the Senior Lending Officer a certain amount which is based on total annual compensation for a period of one year after termination and to provide him with health coverage during the same period.

In the event Mr. Vassey was terminated other than “for cause,” Mr. Vassey would be subject to the non-compete covenant for the one-year severance period.

Stock Options

Stock Option Grants. The following table shows the stock options granted to the named executive officers during 2005 and the potential realizable value of those grants (on a pre-tax basis). All options granted will expire on the tenth anniversary of their respective grant dates and become exercisable immediately. Option exercise prices were in all cases equal to the fair market value of a share of common stock on the date the option was granted.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in 2005	Exercise or Base Price Per Share	Expiration Date
Name					5%	10%
Greg L. Lee	8,500	16.50%	$13.50	12/14/2015	$72,166	$182,882
	1,250	2.43%	14.00	1/19/2015	11,006	27,890

David E. Long	6,000	11.65	13.50	12/14/2015	50,940	129,093
	1,250	2.43	14.00	1/19/2015	11,006	27,890

John J. Moran	6,000	11.65	13.50	12/14/2015	50,940	129,093
	1,250	2.43	14.00	1/19/2015	11,006	27,890

Kenneth T. Vassey	2,500	4.85	13.50	12/14/2015	21,225	53,789

Cindy W. Russo	2,500	4.85	13.50	12/14/2015	21,225	53,789

(1)

The potential gain is calculated based on the closing price on December 14, 2005 and from the recent sales prices of common stock on January 19, 2005, the dates of grants to executive officers. These amounts represent assumed rate of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Stock Option Exercises. The following table sets forth the aggregated option exercises in fiscal 2005 by the named executive officers and the value of such officers’ unexercised options at December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION SAR VALUES

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs At FY-End		Value of Unexercised In-The-Money Options/ SARs At FY-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Greg L. Lee	6,976	$13,952	349,026	13,750	$2,614,750	$8,750
David E. Long	6,976	13,952	319,860	9,166	2,491,418	5,832
John J. Moran	6,976	13,952	319,860	9,166	2,491,418	5,832
Kenneth T. Vassey	-0-	-0-	103,750	8,750	605,000	8,750
Cindy W. Russo	-0-	-0-	37,500	8,750	17,500	8,750

(1)	The value is determined by subtracting the exercise or base price from the market value of the underlying securities at the fiscal year-end. The market value of our common stock based the closing price on December 31, 2005 was $13.40 per share.

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2005. The underlying compensation plans have been previously approved by a vote of the stockholders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	1,917,949	$7.58	227,726

Total	1,917,949	$7.58	227,726

Salary Continuation Plan

We have entered into a Salary Continuation Plan Agreements with three executives under which we agree to pay executive retirement benefits. The plan is unfunded and there are no plan assets. Nexity Bank has purchased BOLI policies on the life of each executive participant and intends to use income from these insurance policies to offset benefit expenses. The benefits associated with such persons are as follows:

Name	Year of Birth	Retirement Age	Annual Retirement Benefit	Duration of Retirement Benefit
Greg L. Lee	1959	65	$252,214	15 Years
David E. Long	1962	65	209,504	15 Years
John J. Moran	1961	65	199,528	15 Years

Stock Option Plan and Restricted Shares

We have a stock incentive plan under which we have granted options to our employees to purchase common stock at or above the fair market value on the date of grant. Options may be granted as qualified incentive stock options under Section 422 of the Internal Revenue Code or as nonqualified options. Options under the plan vest in varying increments over three and five year periods beginning one year after the date of the grant and are exercisable over a period of ten years from the date of grant. The plan also permits shares of common stock to be granted as restricted stock, with such restrictions, including vesting, as the board deems appropriate. Our stockholders approved an allocation of 2,250,000 common shares toward this plan adjusted for the one-for-four reverse stock split effected on September 1, 2005.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors, which is composed solely of independent Directors, works with the Corporation’s management in establishing the underlying philosophy and principles of the Corporation’s compensation system. These principles and philosophy are then reviewed and approved by the full Board of Directors. The Compensation Committee has retained the services of a nationally recognized executive compensation consultant to assist the Committee in developing compensation programs in keeping with the Corporation’s compensation philosophy.

This Report discusses the philosophy, principles, and policies underlying the Corporation’s compensation programs that were in effect during 2005 and which will be applicable in 2006.

Executive Compensation Policy—The Corporation’s overall compensation philosophy is as follows:

•	Attract and retain quality talent, which is critical to both the short-term and long-term success of the Corporation.

•	Reinforce strategic performance objectives through the use of incentive compensation programs.

•	Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

•	Require executives to achieve substantial levels of ownership of stock in the Corporation to align the executives’ interests with those of the shareholders through a variety of plans.

•	Compensation has been and will continue to be tax deductible.

Base Compensation—The Committee’s approach to base compensation is to offer competitive salaries in comparison with market practices. However, base salaries have become a relatively smaller element in the total executive officer compensation package as the Corporation has introduced pay-for-performance programs over the past three years. The 2005 average base salaries of the four executive officers other than the CEO (which appear on the Summary Compensation Table) increased 6.3% from 2004 levels. The Committee annually examines compensation levels and trends observed in the market for financial institution executives.

The Committee makes base salary decisions in a structured annual review with input from the CEO. This annual review considers the decision-making responsibilities of each executive and the experience, work performance, and attitude of the executive. The Committee views work performance as the single most important measurement factor. To help quantify these measures, the Committee has, from time to time, enlisted the assistance of compensation and benefits consultants.

Annual Bonus Plan—The Corporation established the 2005 Annual Bonus Plan (the “Plan”) to reward executive officers for accomplishing annual financial objectives. The financial measures considered are the level of pre-tax income, growth in total assets, and credit quality. Mr. Vassey’s bonus is specifically related to loan growth and credit quality. The related targets for the Plan are set annually by the Committee. Discretionary adjustments are possible from time to time. When setting measures and goals for other executive officers, the Committee considers the CEO’s input.

For executive officers other than the CEO, consideration is given to overall corporate performance and performance of the specific areas of the Corporation under a participant’s direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by our executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities.

Target performance levels are based upon historic patterns of Corporation performance and strategic objectives. A performance measure threshold for each measure ensures that bonuses are not paid for substandard accomplishments.

The average bonus earned under the Plan in 2005 by the four executive officers at year-end other than the CEO (which appear in the summary compensation table) was 86.8% of their base salaries, compared with 78.0% in 2004. For executives other than the CEO, the average bonus increased by 18.2% in 2005. This increase primarily reflects the 20.1% increase in pre-tax income and the tremendous balance sheet growth of the Corporation in 2005.

Long-Term Incentive Compensation—The Corporation has a stock incentive plan which includes the use of restricted stock awards and stock options for long-term executive officer compensation. The Corporation has not granted any restricted stock awards since inception of the Plan. Individual stock option grants were determined considering the performance of the Corporation and the individual executive. When determining long-term compensation awards for executive officers other than the CEO, the Committee considers the CEO’s input.

CEO Compensation—Mr. Lee’s 2005 compensation consisted of base salary, bonus, stock options, and certain perquisites (which did not exceed the lesser of $50,000 or 10% of base salary and bonus). For 2005, Mr. Lee’s base salary was $312,000, an increase of 8.1% from 2004. The Committee established Mr. Lee’s base salary by analyzing compensation levels of other chief executive officers of banks that are growth oriented and of a comparable size. The Committee has used an industry leading national compensation consulting firm to assist in this analysis.

Mr. Lee’s bonus in 2005 was $325,000 and was determined based on financial goals including the level of pre-tax income, growth in total assets, and credit quality. Mr. Lee’s bonus increased 10.2% from 2004 and was 104.2% of his base salary. As indicated in the discussion above, the Corporation’s total compensation program is largely based upon financial performance. An increasing amount of the CEO’s annual compensation is dependent upon the Corporation’s performance for the fiscal year and over time. This pay-for-performance program, initiated three years ago, is most clearly exemplified in the compensation of the Corporation’s CEO.

Mr. Lee received stock options totaling 9,750 shares in 2005. These options have a ten-year term, most of which vest over a three-year period. The level of options granted to Mr. Lee was generally determined considering the growth, earnings and credit quality of the Corporation. The ultimate value of these long-term compensation awards will be determined by the actual performance of the Corporation’s stock price and returns on investment capital over time.

The Committee considered the following performance factors in determining Mr. Lee’s compensation and the compensation of other executive officers in 2005:

•	20.1% growth in pre-tax income

•	28.5% growth in total assets

•	0.07% net charge-off ratio

•	0.53% nonperforming assets to total assets ratio

•	Successful initial public offering which raised $25.4 in net proceeds

•	Favorable ratings from bank examinations for safety and soundness and compliance

The Compensation Committee is pleased to submit this report to the Corporation’s stockholders and believes the Corporation’s compensation philosophy reflects its mission to build a fundamentally sound, high performance financial institution.

Compensation Committee	John W. Collins, Chairman	R. Bradford Burnette
	Randy K. Dolyniuk	William L. Thornton, III

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP (“Ernst & Young”) has been independent public accountants for the Corporation since March 1999. However, the Corporation decided in November 2005 to analyze the market for independent public accountants and got proposals from four qualified firms. After a thorough selection process, on March 20, 2006, the Corporation, acting through its audit committee, selected Mauldin & Jenkins Certified Public Accountants, LLC to provide audit and audit related services during the year ending December 31, 2006. During the two most recent fiscal years and the subsequent interim period to the date hereof, the Corporation did not consult with Mauldin & Jenkins LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed or (ii) any matter that was the subject of a disagreement with Ernst & Young or a reportable event.

The Corporation filed a Form 8-K on March 22, 2006 disclosing the change in independent accountants. The reports of Ernst & Young on the consolidated financial statements of the Corporation as of and for the fiscal years ended December 31, 2005 and 2004, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Corporation’s fiscal years ended December 31, 2005 and 2004, and in connection with the audit of the Corporation’s consolidated financial statements for such periods, and for the period from January 1, 2006 to March 20, 2006, there were no disagreements or reportable events between the Corporation and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to such matter in connection with its audit reports on the Corporation’s consolidated financial statements.

The Corporation has provided Ernst & Young with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of the Form 8-K. The Corporation requested that Ernst & Young deliver to the Corporation a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Corporation in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. Ernst & Young’s letter is filed as Exhibit 16 to the Form 8-K.

It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions. The representatives of Ernst & Young LLP will be given an opportunity to make a statement if they desire.

The Corporation recommends that the stockholders ratify the selection by the Board of Directors of the Corporation of Mauldin & Jenkins Certified Public Accountants, LLP as independent public accountants for the Corporation during the year ending December 31, 2006. Representatives of such firm are expected to be present at the annual meeting and to have the opportunity to make a statement or respond to appropriate questions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation has had in the past, and expects to have in the future, loan transactions in the ordinary course of its business with directors, executive officers, and affiliates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risks of collectibility or present other unfavorable features. The aggregate amount of loans outstanding to such related parties at December 31, 2005, 2004 and 2003 were approximately $1,043,000, $3,818,000, and $6,344,000, respectively. These loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s Directors, executive officers and 10% shareholders to file reports of holdings and transactions in the Corporation’s common stock with the Securities and Exchange Commission. Based on a review of Section 16(a) reports received by the Corporation and written representations from its Directors and executive officers, the Corporation believes that all of its executive officers, Directors and 10% shareholders have made all filings required under Section 16(a) for 2005 in a timely manner, with one exception. The initial Forms 3 to be filed by all persons who were directors of the Corporation at the time, Messrs. Burnette, Thornton, Collins, Dolyniuk, Moran, Lee, Long and Ms. Slupe, and officers, Mr. Vassey and Ms. Russo, were filed on August 3, 2005, while the Corporation’s initial registration on Form 10 was in the comment process. These forms were due on June 28, 2005, 60 days after the Form 10 was originally filed, which was the date the Form 10 registration become automatically effective.

AVAILABILITY OF THE CORPORATION’S ANNUAL REPORT

A copy of the Corporation’s 2005 Annual Report on Form 10-K is enclosed with this proxy statement. Additional copies are available free of charge to each stockholder of record upon written request to the Corporate Secretary, Nexity Financial Corporation, 3500 Blue Lake Drive, Suite 330, Birmingham, Alabama 35243.

By Order of the Board of Directors

GREG L. LEE
Chairman of the Board
and Chief Executive Officer

Birmingham, Alabama

March 23, 2006

Appendix A—Audit Committee Charter

CHARTER OF THE AUDIT COMMITTEE

OF

NEXITY FINANCIAL CORPORATION

July 2005

1.    Purpose and Primary Objectives.

(a) The purpose of the Audit Committee (the “Committee”) of the Board of Directors of Nexity Financial Corporation (the “Company”) is to assist the Board of Directors in fulfilling its responsibilities to the Company and its shareholders, particularly with respect to the oversight of the accounting and financial reporting practices of the Company. The purpose of this charter is to set forth the functions of the audit committee and not to create new disclosure standards under the federal securities laws or new standards for directors in fulfilling their duties under state corporation law.

2.    Committee Composition.

(a) The Committee shall consist of no fewer than three (3) members.

(b) Each member of the Committee shall be appointed by the Board of Directors and shall serve until a successor is appointed and qualified. The Board of Directors has the power to remove members of the Committee and to fill vacancies on the Committee.

(c) Each member of the Committee must (i) qualify as an independent director under the Nasdaq Stock Marketplace Rules and Section 10A of the Securities Exchange Act of 1934 and the rules promulgated thereunder by the Securities and Exchange Commission and (ii) otherwise meet any qualifications for membership of an audit committee imposed by and any other laws and regulations applicable to the Company. No member of the audit committee may own or control, directly or indirectly, 20 percent or more of the Company’s outstanding common stock.

(d) One (1) member of the Committee must qualify as a financial expert under the rules promulgated by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

(e) The members of the Committee shall designate one member of the Committee as its chairperson (the “Chairman”). Except as may be expressly provided to the contrary in the by-laws of the Company, this charter shall determine the rules of procedure under which the Committee shall operate.

3.    Committee Structure and Operation.

(a) The Chairman shall preside over the meetings of the Committee.

(b) The Chairman, in consultation with the other members of the Committee, will determine the frequency and duration of the meetings of the Committee and the agenda of items to be addressed at each meeting. In advance of each meeting, the Chairman shall circulate the agenda for each meeting to each member of the Committee. The Chairman will also convene meetings upon the request of the Board of Directors or the Chairman of the Board.

(c) The Committee may invite to its meetings other members of the Board of Directors, members of the Company’s management and such other persons as the Committee deems appropriate. The Committee may exclude any person from a meeting as the Committee deems appropriate.

(d) The Committee may form and delegate any of its authority and/or responsibilities to one or more subcommittee(s) as deemed appropriate by the Committee, other than those that the Committee is expressly prohibited from delegating under any laws and regulations applicable to the Company.

4.    General Authority.

(a) The Committee shall have the authority to:

(i) obtain the advice and assistance of outside advisers, including legal and accounting advisers; and

(ii) perform all acts necessary or appropriate to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, provided such acts are not in violation of the by-laws and certificate of incorporation of the Company, this charter, or any laws and regulations applicable to the Company.

5.    Independent Auditors.

(a) The Committee shall have the sole authority to:

(i) appoint, replace and determine funding for the independent auditors of the Company, subject to shareholder ratification if deemed appropriate by the Committee or required by the by-laws and certificate of incorporation of the Company or any laws and regulations applicable to the Company;

(ii) approve, in advance of their provision, any audit services to be provided by the independent auditors of the Company;

(iii) approve, in advance of their provision, any non-audit services to be provided by the independent auditors of the Company;

(iv) approve all engagement fees and terms of the independent auditors of the Company;

(b) The Committee shall be directly responsible for the oversight of the work of the independent auditors of the Company, including the resolution of disagreements between management and the independent auditors of the Company regarding financial reporting.

(c) The Committee shall, on a periodic basis as deemed appropriate by the Committee, review the qualifications and independence of the independent auditor of the Company.

(d) The independent auditors of the Company shall report directly to the Committee.

(e) The Committee may review with the independent auditors of the Company whether its partners are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder relating to required rotation of audit partners.

(f) The Committee may discuss with the independent auditors of the Company any communications between the audit team members and the independent auditor’s “national office” regarding auditing or accounting issues presented by the engagement.

(g) The Committee shall discuss with management and the independent auditors of the Company any accounting adjustments that were noted or proposed by the independent auditors of the Company.

(h) The Committee shall review any reports of the independent auditors of the Company required under the Sarbanes-Oxley Act of 2002 and obtain from the independent auditors of the Company any information with respect to illegal acts in accordance with Section 10A of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

6.    Internal Audit Function.

(a) The Committee shall be responsible, on a periodic basis as deemed appropriate by the Committee, for reviewing and evaluating:

(i) the internal audit function of the Company

(ii) the findings of the internal audit staff from completed audits; and

(iii) the appointment, reassignment or dismissal of persons responsible for the internal audit.

7.    Reviews and Evaluations.

(a) The Committee shall meet with the independent auditor to receive written disclosures and letters from the independent auditor as required by applicable standards of the Independence Standards Board and discuss with such auditor the auditor’s independence, discuss with the independent auditor any disclosed relationship that may have an impact upon the objectivity and independence of the auditor, and make such recommendations to the board of directors that it deems appropriate regarding action to oversee the independence of the auditor.

(b) The Committee shall review with management at the completion of the annual audit the company’s annual financial statements and related footnotes and recommend to the board of directors whether such financial statements should be included in the corporation’s annual report on Form 10-K for filing with the Securities and Exchange Commission

(c) The Committee shall discuss with the independent auditor the matters required to be discussed by SAS 61, as amended or modified.

(d) The Committee shall review with the independent auditor and the company’s management, the adequacy and effectiveness of the accounting and financial controls of the company.

(e) The Committee shall provide sufficient opportunity for management and the independent auditor to meet with members of the audit committee.

8.    Funding.

The Board of Directors shall ensure that the Company provides appropriate funding, as determined by the Committee, in order for the Committee to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, including the payment of compensation to the independent auditors of the Company and to any advisers engaged by the Committee pursuant to this charter.

9.    Additional Responsibilities.

(a) The Committee shall, on a periodic basis as deemed appropriate by the Committee, discuss

(i) with management and the independent auditors of the Company, any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies; and

(ii) with the Company’s chief counsel, legal or regulatory matters that may have a material impact on the Company’s financial statements or its compliance and reporting policies.

(b) The Committee will follow appropriate portions of the Company’s Principles of Business Conduct for the purpose of:

(i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting and auditing matters.

The Committee will review any matters addressed to it under such Principles and give due regard to the protection of any person who submits a complaint or report regarding such matters.

(c) The Committee shall review and approve all related party transactions and review such transactions on a periodic basis. For this purpose, “related party transaction” shall be read consistent with SEC Regulation S-K, Item 404(a).

(d) The Committee shall prepare the Audit Committee Report required by Securities and Exchange Commission (“SEC”) Regulation S-K Item 306 each year and cause such report to be included in the Company’s annual proxy statement.

(e) The Committee shall also review with management each year the disclosures relating to the audit committee and the administration of the audit required by applicable law and regulation, including:

(i) Disclosures required in the proxy statement by Schedule 14A, Item 7 (or any successor regulation), including a) identification of the audit committee members, b) statement that such members are “independent” as defined by applicable Nasdaq National Market listing standards or additional information concerning any member who is not, and c) statement of adoption of this Charter and provision of a copy of the Committee’s Charter at least once every three years and for the year in which the Charter is revised.

(ii) Disclosures required in the annual report proxy statement by Schedule 14A, Item 9 (or any successor regulation), including a) fees paid to the independent auditor segregated by category (e.g., Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees, or such other categories as may be required by applicable regulation) and the nature of the services included within such categories and b) a description of the Committee’s pre-approval policies and procedures to pre-approve services by category, including the percentage of the total fees paid to the independent accountant for unapproved services where a de minimis exception was used.

(iii) Disclosures required by Regulation S-K, Item 401(h) – Audit Committee Financial Expert.

10.    Limitations of Committee’s Roles.

Although the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors of the Company.

11.    Date of Adoption.

This charter was adopted by the Board of Directors effective July 27, 2005 and the Committee shall review and reassess the adequacy of this Charter annually.

PROXY

NEXITY FINANCIAL CORPORATION

3500 Blue Lake Drive, Suite 330

Birmingham, Alabama 35243

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Denise N. Slupe and Randy K. Dolyniuk, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Nexity Financial Corporation held of record by the undersigned on February 28, 2006 at the annual meeting of shareholders to be held on April 20, 2006 or any adjournment thereof.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.

R. Bradford Burnette	Greg L. Lee	Tommy E. Looper

2.	PROPOSAL TO RATIFY SELECTION OF MAULDIN & JENKINS CERTIFIED PUBLIC ACCOUNTANTS, LLP as independent public accountants for the Corporation for the year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2 and in the discretion of the proxy holder as to all other matters.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated

Signature

Signature if held jointly

Please Mark, Sign, Date, and Return the Proxy Promptly Using the Enclosed Envelope.